SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2007

LEXINGTON REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-12386	13-3717318
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
THE LEXINGTON MASTER LIMITED PARTNERSHIP
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-50268	11-3636084
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Penn Plaza, Suite 4015, New York, New York	10119-4015
(Address of Principal Executive Offices)	(Zip Code)

(212) 692-7200
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

___            Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

___            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 31, 2007, Lex LP-1 Trust, a wholly-owned subsidiary of Lexington Realty Trust (the “Trust”) and The Lexington Master Limited Partnership, (the “Partnership”) entered into a contribution agreement (the “Contribution Agreement”) whereby Lex LP-1 Trust contributed to the Partnership its interest in certain assets in exchange for 4,634,114.93 units of limited partnership in the Partnership. The number of units was determined in accordance with the Second Amended and Restated Agreement of Limited Partnership of the Partnership. The Contribution Agreement contained limited representations and warranties and closing conditions.

The foregoing description of the Contribution Agreement is qualified in its entirety by reference to the form of contribution agreement attached as Exhibit 10.5 to the Trust’s and the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 26, 2007, which is hereby incorporated by reference.

Item 3.02.       Unregistered Sales of Equity Securities.

As disclosed under Item 1.01 of this Current Report on Form 8-K, the Partnership issued 4,634,114.93 units of limited partnership in the Partnership to certain subsidiaries of the Trust at a price per unit of $16.4355. The units were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 8.01.       Other Events.

On December 24, 2007, the Board of Trustees of the Trust declared a special cash dividend of $2.10 per share on the Trust’s common shares, payable on January 15, 2008, to shareholders of record at the close of business on December 31, 2007 (the “Record Date”).

As a result of the above-described special cash dividend, effective immediately prior to the opening of business on the day following the Record Date, January 2, 2008, the exchange rate of the Partnership’s 5.45% Exchangeable Guaranteed Notes due 2027 (the “Notes”) changed from the initial exchange rate of 39.6071 common shares per $1,000 principal amount of Notes, which was equivalent to a conversion price of $25.25 per common share, to 45.4682 common shares per $1,000 principal amount of Notes, which is equivalent to a conversion price of $21.99 per common share.

In addition, as a result of the above-described special cash dividend and the special cash dividend in the amount of $0.2325 per share paid in January 2007, effective immediately prior to the opening of business on the day following the Record Date, January 2, 2008, the conversion rate of the Trust’s 6.50% Series C Cumulative Convertible Preferred Stock (the “Series C Shares”) changed from the initial conversion rate of 1.8643 common shares per Series C Share, which was equivalent to an exchange price of $26.82 per common share, to 2.1683 common shares per Series C Share, which is equivalent to an exchange price of $23.06 per common share.

Item 9.01 Financial Statements and Exhibits.

(d)            Exhibits

Exhibit No.	Description
10.5(1)	Form of Contribution Agreement, dated as of December 20, 2007, between The Lexington Master Limited Partnership and each of Lexington Realty Trust and certain of its subsidiaries.

_______________
(1) Incorporated by reference to Exhibit 10.5 to the Trust’s and the Partnership’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: January 7, 2008	By:	/s/ Patrick Carroll
Patrick Carroll
Chief Financial Officer

The Lexington Master Limited Partnership

By: Lex GP-1 Trust, its general partner

Date: January 7, 2008	By:	/s/ Patrick Carroll
Patrick Carroll
Chief Financial Officer